As filed with the Securities and Exchange Commission on April 12, 2022.

Registration No. 333-263715

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 4 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sharps Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3841	82-3751728
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Sharps Technology, Inc.

105 Maxess Road, Ste. 124

Melville, New York 11747

(631) 574 -4436

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert M. Hayes

Chief Executive Officer

Sharps Technology, Inc.

105 Maxess Road, Ste. 124

Melville, New York 11747

(631) 574 -4436

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur Marcus, Esq. Jeff Cahlon, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas New York, NY 10036 (212) 930-9700	Anthony W. Basch, Esq. J. Britton Williston, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, Virginia 23219 (804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Sharps Technology, Inc. is filing this Amendment No. 4 to its registration statement on Form S-1 (File No. 333-263715) (the “Registration Statement”) to file a revised Exhibit 23.1. Accordingly, this amendment consists only of the facing page, this explanatory note, the Exhibit Index, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement (previously filed)
3.1	Articles of Incorporation of Registrant (previously filed)
3.2	Certificate of Designation of Series A Preferred Stock (previously filed)
3.3	Bylaws of Registrant (previously filed)
5.1	Legal Opinion of Sichenzia Ross Ference LLP (previously filed)
10.1	Asset/Share Purchase Agreement, dated June 10, 2020, among the Company, Safegard Medical (Hungary) Ktf,, Numan Holding Ltd, Cortrus Services SA and Latitude Investments Limited (previously filed)
10.2	Amendment No. 1 to Asset/Share Purchase Agreement, dated June 24, 2020 (previously filed)
10.3	Amendment No. 2 to Asset/Share Purchase Agreement, dated August 27, 2020 (previously filed)
10.4	Amendment No. 3 to Asset/Share Purchase Agreement, dated October 28, 2020 (previously filed)
10.5	Amendment No. 4 to Asset/Share Purchase Agreement, dated July 19, 2021 (previously filed)
10.6	Amendment No. 5 to Asset/Share Purchase Agreement, dated February 28, 2022 (previously filed)
10.7	Letter, dated September 23, 2021, from Numan Holding Ltd (previously filed)
10.8	Employment Agreement, dated September 9, 2021, between the Company and Robert Hayes (previously filed)
10.9	Consulting Agreement between the Company and Alan Blackman (previously filed)
10.10	Amended Consulting Agreement, dated May 28, 2019, between the Company and Barry Berler (previously filed)
10.11	Royalty Agreement, dated July 11, 2017, between Alan Blackman and Barry Berler (previously filed)
10.12	Amendment to Royalty Agreement, dated September 4, 2018 (previously filed)
10.13	Consulting Agreement, dated January 1, 2021, between the Company and Berry Berler (previously filed)
10.14	Note Purchase Agreement, dated December 14, 2021, among the Company and the purchasers named therein (previously filed)
10.15	Form of Note (previously filed)
10.16	Security Agreement among the Company and the secured parties named therein (previously filed)
10.17	Consent to be named as a director nominee of Jason Monroe (previously filed)
10.18	Consent to be named as a director nominee of Brenda Baird Simpson (previously filed)
10.19	Form of Warrant for this offering (previously filed)
10.20	Form of Pre-Funded Warrant for this offering (previously filed)
10.21	Form of Warrant Agent Agreement (Pre-Funded Warrants) (previously filed)
10.22	2022 Equity Incentive Plan (previously filed)
10.23	Plan and Agreement of Merger, dated March 22, 2022, between Sharps Technology, Inc., a Wyoming corporation, and Sharps Technology, Inc., a Nevada corporation (previously filed)
10.24	Form of Warrant Agent Agreement (Warrants) (previously filed)
10.25	Form of Representative’s Warrant (previously filed)
23.1	Consent of Manning Elliott LLP
23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)
24.1	Power of Attorney (previously filed)
107	Filing Fees Exhibit (previously filed)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melville, State of New York, on the 12th day of April, 2022.

SHARPS TECHNOLOGY, INC

By:	/s/ Robert M. Hayes
Robert M. Hayes
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert M. Hayes	Chief Executive Officer and Director	April 12, 2022
Robert M. Hayes	(Principal Executive Officer)

/s/ Andrew R. Crescenzo	Chief Financial Officer	April 12, 2022
Andrew R. Crescenzo	(Principal Financial and Accounting Officer)

/s/ Alan R. Blackman*	Co-Chairman, Chief Investment Officer	April 12, 2022
Alan R. Blackman	and Chief Operating Officer

/s/ Dr. Soren Bo Christiansen*	Co-Chairman	April 12, 2022
Dr Soren Bo Christiansen

/s/ Paul K. Danner*	Director	April 12, 2022
Paul K. Danner

/s/ Timothy J. Ruemler*	Director	April 12, 2022
Timothy J. Ruemler

* By:	/s/ Robert M. Hayes
Attorney-in-fact